FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of Earliest Event Reported): February 26, 2003


                                  BONTEX, INC.
             (Exact name of Registrant as specified in its charter)


   Virginia                        0-5200                   54-0571303
(State or other                 (Commission               (IRS Employer
 jurisdiction of                 File Number)            Identification No.)
 incorporation)

                                ONE BONTEX DRIVE,
                        BUENA VISTA, VIRGINIA           24416-1500
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code:  540-261-2181



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          (Former name or former address, if changed since last report)

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Item 5.  Other Events.
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This Form 8-K filing serves to update the situation regarding the Company's refinancing and the quotation of the Company's common stock.

REFINANCING:

On February 26, 2003, the Company entered into a $1.50 million asset-based revolving credit facility (the "Revolving Credit Loan") with a private finance company (the "Lender"). The Revolving Credit Loan bears interest at a variable rate based on the prime rate and is secured by a lien on substantially all of the Company's non-real estate assets. Further, unless repayment is sooner demanded or the financing arrangement is sooner terminated by the Lender or the Company, the Revolving Credit Loan has a term of one-year expiring on February 26, 2004, at which time the outstanding balance of the loan must be repaid. The amount available to be borrowed under the Revolving Credit Loan at any time by the Company is based on a percentage of the Company's account receivables and inventory. Approximately $800,000 of the proceeds of the Revolving Credit Loan are being used to repay the Company's existing term loan and revolving credit facility with Congress Financial Corporation and the remaining funds will be used to provide working capital for the Company. A copy of the loan and security agreement, and revolving credit loan rider #1, between the Company and the Lender are attached as Exhibit 99.1, and reference is made to this exhibit for a more complete description of the terms of the Revolving Credit Loan.

Management believes that the Revolving Credit Loan will enable the Company to finance its domestic operations more efficiently and effectively and that this new loan is an improvement over the credit facility with Congress Financial Corporation. Management also believes that the proceeds of the Revolving Credit Loan may not be sufficient to meet the Company's long-term funding needs and, thus, management is evaluating additional financing proposals to provide supplemental capital in the form of loans secured by the Company's equipment and land. The Lender has tentatively agreed to release its lien on the Company's equipment in the event the Company is able to obtain additional funding.

QUOTATION OF BONTEX COMMON STOCK:

As previously reported, the Company's common stock would be removed from quotation on the OTC Bulletin Board if the Company did not file its annual report on Form 10-K for the year-ended June 30, 2002 before October 28, 2002. Because the Company did not file its Form 10-K by this deadline, the Company's common stock was removed from quotation on the OTC Bulletin Board on November 20, 2002. The Company's common stock is currently quoted in the "pink sheets" under the symbol "BOTX."

FORWARD LOOKING STATEMENTS:

The foregoing discussion may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements include, without limitation, statements about financing plans, cash flows, availability of capital, growth opportunities, benefits from new technologies, financial condition, capital expenditures, future results of operations or market conditions and involve certain risks, uncertainties and assumptions. The words "estimate," "project," "intend," "expect," "believe," and similar expressions are intended to identify forward-looking statements. These and other forward-looking statements are found at various places throughout this report, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements should, therefore, be considered in light of various relevant factors. Actual results may differ materially from these forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, excessive worldwide footwear inventories, a shrinking U.S. domestic market for the Company's products, decreased sales to key customers, increased competition from non-woven materials, the reduction of prices by competitors, the increase in the relative price of the Company's products due to foreign currency devaluations, increased pulp and latex prices, capital, liquidity, unexpected foreign tax liabilities, the impact of any unusual items resulting from ongoing evaluations of the Company's business strategies, decreases in the Company's borrowing base, increased funding requirements for the Company's pension plan, inability to

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recover deferred tax assets, a market shift in demand from higher-quality products to more economical grade products, war and terrorist related activities.


ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (c)    Exhibits.

                    99.1 Loan and Security Agreement, and Revolving Credit Rider #1, both dated February 26, 2003






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BONTEX, INC.



                                            By     /s/ James C. Kostelni
                                                   ---------------------
                                                     James C. Kostelni
                                                     President and Chief
                                                      Executive Officer


Date: March 17, 2003



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